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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2004 relating to the financial statements, which appears in the Annual Report on Form 10-K of Price Legacy Corporation for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated March 11, 2004 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Diego, CA
May 17, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS